Exhibit 99.1

Eastern American Natural Gas -Trust

Eastern American Natural Gas Trust Announces New Trustee

Eastern American Natural Gas Trust

JPMorgan Chase Bank, N.A., Trustee	News
Release

For Immediate Release

Austin, Texas January 7, 2005 – Eastern American Natural Gas Trust announced today that the resignation of Bank of New York as trustee of the Trust and the appointment of JPMorgan Chase Bank, N.A. as successor trustee of the Trust became effective as of January 1, 2005.   The appointment of JP Morgan Chase Bank, N.A., had previously been approved by the holders of a majority of the Trust Units voting at a special meeting of the Unitholders held on November 30, 2004.

The transfer agent for Eastern American Natural Gas Trust will now be Bondholder Communications, phone number 1(800) 275-2048.

Contact:	Eastern American Natural Gas Trust
JPMorgan Chase Bank, N.A., as Trustee
Mike Ulrich
1(800) 852-1422
(512) 479-2562

P.O. Box 550 Austin, TX 78789